Exhibit 99.1

Exhibit 99.1

The life in a day

Equity LifeStyle Properties 2013

REIT Industry Same Store NOI Growth

ELS ELS REIT Industry

Average 3.7% Industry Average 2.4%

Source: Citi Investment Research March 2014

Dear Readers,

This year was highlighted by all of the hallmarks of our business – stable, predictable cash flow and continued strong occupancy. Our results showed strong performance throughout the portfolio. In addition to the detailed guidance that we distributed for 2013, we set our goals at the beginning of the year to increase our customer base, increase homeownership transactions in our communities and address our significant near term maturities. As with every year, in regard to acquisitions, we seek those opportunities that are in sync with our core business strategy. We are pleased with the results that were achieved last year.

Setting ourselves up for the future

In early 2013, we looked at the financing market and recognized that we had the opportunity to take advantage of not only historically low rates but also had the ability to attain historically long maturities. We have experienced unfavorable financial markets in the past and recognized that now was the time to set ourselves up for the future; to that end, we initiated a plan to refinance $430 million of debt at 4.5% for 18 years. There was uncertainty with respect to the impact that potential change to government policy would have on interest rates and capital availability. We decided to remove the uncertainty by refinancing our near term maturities. In retrospect, the decision to refinance turned out to be prudent, a solid execution that allows us to continue to maintain balance sheet flexibility.

With the uncertainty behind us, we were able to increase the dividend by 30% for 2014, a substantial increase to an already strong dividend growth record.

Additionally, we took a look at our portfolio and purchased several properties that would strengthen our position in attractive destination and core metropolitan markets. We purchased Fiesta Key RV Resort in the Florida Keys, a location that has proven to be highly desirable to our customer base.

A place to call home

One key theme throughout our organization is flexibility, the flexibility to be able to make opportunistic decisions. This year, we focused on that flexibility as we increased our sales platform and introduced more homeowners to our properties. We saw an increase in our customers choosing the option to own a home rather than rent. As the housing market started to heal, our volume of home sales increased. We increased our used home sales volume in our manufactured home communities by almost 30% in 2013. As markets adjust, we can regulate the mix of homeowners and renters.

For ELS, home is not just where our customers rest their heads; it is where they exercise, join clubs, attend dances and concerts, become part of the athletic teams, relax poolside and simply enjoy all of our lifestyle offerings. Flexibility again comes into play as the choice belongs to the customer to determine the lifestyle that suits them. We are focused on making the customer feel at home with us with the goal of increasing customer loyalty.

New faces, new places

Our RV footprint produced strong results this year. We increased the emphasis of exposing new customers to more properties. We redesigned our websites and increased traffic by 19%. These website enhancements increased Internet booking reservations by 78%.

The lifestyle that we offer motivates our customers to want to share their experiences with friends and family. As such, we understand the value of a satisfied customer as they are one of our best sources of new business. The coming year promises to be another successful year for ELS.

Please take a moment to review the pictures in the following pages that illustrate all of the reasons ELS is home to so many satisfied customers.

Sam Zell, Chairman of the Board

Marguerite Nader, President and CEO

Where paradise is both a place and a state of mind.

Just two days ago we were stuck inside the house and battling a polar vartex and today were soaking in warm breezes and living life without down coats! We might turn in our snowbird hats and stay down here forever.

Fiesta Key RV Resort 70001 Overseas Highway Long Key, FL 33001

The Sunshine State

Florida

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Home is where friends always belong.

We didn’t fully understand the concept of living in a community until we moved here. We’ve found friends in the activities offered here and those friends are becoming family. That’s how we knew we were in the right place!

Colony Cove

101 Amsterdam Avenue

Ellenton, FL 34222

The Sunshine State

Florida

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A chance to meet new people and see old friends.

What better way to live and experience life than with friends? Last night we spent hours exchanging stories, catching up and meeting new people. It was the perfect way to unwind after winning four straight games of pickleball in a tournament earlier that day.

Araby Acres

6649 & 32nd Street

Yuma, AZ 85365

The Grand Canyon State

Arizona

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The purpose of life is to live it and experience it.

There’s so much to do; I can’t wait for you to get here! The biggest stress in my life is trying to decide how to fit it all in – I’d say I’m doing something right.

Casa del Sol Resort West 11411 North 91st Avenue

Peoria, AZ 85345

The Valley of the Sun

Arizona

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The best of both worlds.

I can’t imagine living anywhere else. My wife can’t get enough of the gorgeous weather and where else can you ask yourself which you’d like to see more today, the mountains or the beach?

Date Palm Country Club

36-200 Date Palm Drive

Cathedral City, CA 92234

The Golden State

California

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I’ve found my change of scenery.

I can’t believe we’ve been coming here 25 years now as a family. Are we that old or has time just flown that quickly? I hope it’s the latter!

Now that our son brings his own family, it feels just the way it did when we all first started here. Here’s to the memories and creating many more!

Bend-Sunriver

17480 South Century Drive

Bend OR97707

The Beaver State

Oregon

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Adventure awaits just outside your door.

Watching my little girl catch here first fish is something I will never forget. Determination was written all over her face and as soon as she did it, she was so excited she almost dropped her rod into the lake!

Leavenworth

20752 Chiwawa Loop Road

Leavenworth, WA 98826

The Evergreen State

Washington

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A chance to relax, unplug and be merry.

The countdown to our weekend camping trip is finally over! Our rule is to leave all electronics at home. With two teenagers, we thought it would be a battle but they’re just as excited as we are. We’re so happy to kick off this year’s camping season with a much needed weekend getaway.

Lake George Escape

175 East Schroon River Road

Lake George, ny12845

The Empire State

New York

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The People and places of equity Lifestyle Properties

Fiesta Key RV Resort

The Florida Keys

Ramblers Rest RV Resort

Venice, FL

Ramblers Rest RV Resort

Venice, FL

Village Green

Vero Beach, FL

Bay Indies

Venice, FL

Mid Florida Lakes

Leesburg, FL

Heron Cay

Vero Beach, FL

Orlando RV Resort

Clermont, FL

Winter Quarters Manatee RV Resort

Bradenton, FL

Coquina Crossing

Elkton, FL

Toby’s RV Resort

Arcadia, FL

Sunrise Heights

Phoenix, AZ

Hacienda de Valencia

Mesa, AZ

Monte Vista Village Resort

Mesa, AZ

Victoria Palms Resort

Donna, TX

De Anza Santa Cruz

Santa Cruz, CA

Idyllwild RV Resort

Idyllwild, CA

Rancho Oso RV Resort

Santa Barbara, CA

Palm Springs RV Resort

Palm Desert, CA

Ponderosa RV Resort

Lotus, CA

Flamingo West

Las Vegas, NV

Las Vegas RV Resort

Las Vegas, NV

Mt. Hood Village RV Resort

Welches, OR

South Jetty RV Resort

Florence, OR

Tall Chief RV Resort

Fall City, WA

Leavenworth RV Resort

Leavenworth, WA

Alpine Lake RV Resort

Corinth, NY

Greenwood Village

Manorville, NY

Horseshoe Lakes RV Resort

Clinton, IN

Willow Lake Estates

Elgin, IL

Westwood Estates

Pleasant Prairie, WI

Arrowhead RV Resort

Wisconsin Dells, WI

Lake George Escape RV Resort

Lake George, NY

The life in a day

Equity LifeStyle Properties

Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com

Equity Lifestyle Properties